UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 1, 2014, in connection with its integration plans of FCC Environmental LLC, a Delaware limited liability company, and International Petroleum Corp. of Delaware, a Delaware corporation, the Company communicated to its employees that it plans to implement a reduction in force of approximately 80-100 employees across the organization. The Company terminated approximately one half of these employees on December 1, 2014. Additional employees were given communication that they would be terminated over the next two to six months and were offered stay bonuses. As a result of these measures, the Company incurred a charge of approximately $0.6 million related to the planned reduction in work force related to future cash severance payments of terminated employees and expects to incur an additional $1.5 - $2.5 million in stay bonuses and severance packages for other employees. These charges are included in the approximately $6 million of integration charges previously disclosed in the Company’s Form 8-K/A filed with the SEC on December 2, 2014.

Forward Looking Statements

Certain statements in this report are forward-looking statements, which includes all statements other than those made solely with respect to historical fact. These forward-looking statements are subject to risks, uncertainties, and assumptions that could cause actual results to differ materially from our expectations. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "aim," "anticipate," "believe," "could," "estimate,"
"expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and other words and terms of similar meaning in conjunction with a discussion of future or estimated operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements speak only as of the date of this report. Factors that could cause such differences include those described in the section titled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for fiscal 2013 filed with the SEC on March 3,
2014 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 6, 2014 filed with the SEC on October 16,
2014. These risks, uncertainties, and other important factors include, among others our ability to integrate the FCC
Environmental acquisition as contemplated; our ability to enforce our rights under the Agreement; decline in the value of crude oil, hydrocarbon fuels, and used oil; our ability to achieve the synergies contemplated with respect to the FCC Environmental acquisition; and our ability to pay our debt when due and comply with our bank covenants. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this report, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this report or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: December 5, 2014	By: /s/ Mark DeVita
Title: Chief Financial Officer